                                                                   EXHIBIT 99.2



                       WARRANT TO PURCHASE COMMON STOCK OF
                          DALECO RESOURCES CORPORATION


THIS WARRANT AND THE COMMON STOCK OBTAINABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER SECURITIES AUTHORITIES. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT. THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS.


NO. OF SHARES  1,700,000                        DATE:  NOVEMBER 16, 2001


      1. WARRANT. This Warrant ("Warrant") is issued to Sumitomo Corporation of America, a New York corporation ("Holder") in accordance with that certain Stock Purchase Agreement dated November 16, 2001 ("Stock Purchase Agreement"). This Warrant certifies that, subject to the terms hereinafter set forth, the Holder, or permitted assigns, is entitled to purchase up to One Million Seven Hundred Thousand shares (1,700,000)("Shares" or "Warrant Shares") of fully paid and non-assessable common stock of the Company, par value $0.01 ("Common Stock").

      2. GRANT OF WARRANT. The Warrant is granted as additional consideration for the for Holder's purchase of Common Stock under the Stock Purchase Agreement.

      3. EXERCISE PRICE. The exercise price ("Exercise Price") shall be:

            (a) FIRST 850,000 SHARES. The exercise price for the first 850,000 shares OF Common Stock acquired by Holder through its exercise of this Warrant shall be $2.00 per share ("First Tranche").

            (b) SECOND 510,000 SHARES. The exercise price for the next 510,000 shares of Common Stock acquired by Holder through the exercise of this Warrant after exercise of the First Tranche shall be $2.50 per share ("Second Tranche").

            (c) REMAINING 340,000 SHARES. The exercise price for the remaining 340,000 shares of Common Stock acquired by Holder through the exercise of this Warrant after exercise of the First Tranche and Second Tranche shall be $3.00 per share ("Third Tranche").

      4. EXERCISE OF WARRANT. This Warrant may be exercised, in whole at any time or in part from time to time, commencing the date hereof, and prior to 5:00 P.M., Eastern Time, on November 16, 2006, by the Holder of this Warrant by the surrender of this Warrant (with the subscription form at the end hereof duly executed) to the Company, together with proper payment of the Exercise Price. Payment for Warrant Shares shall be made by certified or official bank check payable to the order of the Company or wire transfer. If this Warrant is exercised in part, this Warrant must be exercised for a minimum of 200,000 Shares of Common Stock, and the Holder is entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised. Upon such surrender of this Warrant, the Company will (a) issue a certificate or certificates in the name of the Holder for the number of Shares of the Common Stock to which the Holder shall be entitled and (b) deliver a revised Warrant to the Holder for the remaining Shares covered by this Warrant if this Warrant is exercised in part.

      5. DELIVERY OF STOCK CERTIFICATES. Within five (5) business days after the date of receipt of the Notice of Exercise, the Company will, at its expense, cause to be issued to the Holder a certificate for the Shares to which the Holder shall be entitled upon such exercise.

      6. LEGENDS. The Shares issued upon exercise of this Warrant will contain the following legend:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED PURSUANT TO THE SECURITIES ACT OF 1933, as amended ("1933 Act") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE 1933 ACT AND AN EFFECTIVE REGISTRATION OR QUALIFICATION OF SUCH SECURITIES FOR SALE UNDER ANY APPLICABLE STATE SECURITIES LAW; OR (ii) AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

      7.    ANTI- DILUTION PREMISES.

            (a) ADJUSTMENTS FOR STOCK SPLITS. Should the Company undergo a stock split, stock dividend or other combination or subdivision that does not involve payment of consideration for such shares, the applicable Exercise Price in effect immediately preceding such change shall be proportionately decreased and the number of Shares of Common Stock purchasable upon the exercise of the unexercised portion of this Warrant immediately prior to such subdivision shall be proportionately increased. In the event the Company shall at any time combine its outstanding common stock, the applicable Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Shares of Common Stock purchasable upon the exercise of the unexercised portion of this Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment shall become effective at the close of business on the last business day immediately preceding the day any such subdivision or combination shall become effective.

            (b) ADJUSTMENT FOR CONSOLIDATION, MERGER, REORGANIZATION, ETC. In case the Company shall: (i) consolidate with or merge into any other corporation and shall not be the continuing or surviving corporation of such consolidation or merger, or (ii) permit any other corporation to consolidate with or merge into the Company and the Company shall be the continuing or surviving corporation but, in connection with such consolidation or merger, the Common Stock shall be changes into or exchanged for securities or property of the Company or any other corporation; or (iii) effect a capital reorganization or reclassification of the Common Stock, then and in each such case, proper provision shall be made so that on the terms and in the manner provided in this Section, the Holder of this Warrant upon the exercise thereof at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to receive, in lieu of the Common Stock issuable upon such exercise prior to such consummation, the securities and property to which such Holder would have been entitled upon such consummation if such holder had so exercised this Warrant immediately prior thereto.

            (c) NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the exercise privilege of the holder of this Warrant against impairment.

            (d) CERTIFICATE AS TO ADJUSTMENTS. In the case of each adjustment or readjustment of the Exercise Price pursuant to this Section the Company will promptly compute such adjustment in accordance with the terms hereof and cause a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based to be delivered to the Holder of this Warrant. The Company will, upon the written request at any time of the Holder of this Warrant, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property at the time receivable upon the exercise of this Warrant.

            (e) RESERVATION OF STOCK ISSUABLE ON EXERCISE. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, all shares of Common Stock from time to time issuable upon the exercise of this Warrant. All shares of Common Stock issuable upon exercise of this Warrant shall be duly authorized and, when issued, validly issued, fully paid and non-assessable with no liability on the part of the Holder thereof.

      8.    REGISTRATION RIGHTS.

            (a) If, at any time after the Warrant becomes exercisable in accordance with its terms, the Company shall decide to proceed with the preparation and filing of a registration statement under the Securities Act utilizing either Form S-1 or SB-1 in connection with the proposed offer and sale of any of its securities by it, the Company shall give written notice thereof the to Holder. Upon the written request of the Holder, given within fifteen days after receipt of any such notice from the Company, the Company shall, except as herein provided, cause all shares of Common Stock which the Holder shall request be included in such registration statement to be so included, at the Company's sole expense; provided, however, that nothing herein shall prevent the Company from abandoning or delaying any registration at any time; provided, further, that if the Company decides not to proceed with a registration after the registration statement has been filed with the SEC and the Company's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by the Company, the Company shall promptly complete the registration for the benefit of the Holder if the Holder agrees to bear all additional and incremental expenses incurred by the Company as the result of such registration after the Company has decided not to proceed.

            (b) If any registration pursuant to this Section shall be underwritten in whole or in part, the Holder may require that any shares of Common Stock requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through underwriters; provided, however, that any "over allotment" in such underwriting shall be proportionately allocated to the Holder's shares included in such registration, with the number of Holder's shares constituting the numerator and the denominator being the total number of shares covered by the registration.

            (c) The Company does not currently anticipate that it will file a registration statement to register shares of Common Stock under the Securities Act. The Holder understands and agrees that it has no right to demand that the Company file a registration statement, except as may be set forth in that certain Registration Rights

Agreement attached to and made a part of the Stock Purchase Agreement.

            (d) With respect to any registration of Common Stock in which the Holder participates pursuant to this Section 8:

                  (1) the Company shall indemnify and hold harmless the Holder, any underwriter (as defined in the Securities Act) for the Holder, and each person, if any, who controls the Holder or such underwriter within the meaning of the Securities Act, from and against any and all loss, damage , liability, cost and expense to which the Holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in any registration statement filed by the Company, any prospectus or preliminary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damages, liability, cost, or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission so made in conformity with information furnished by the Holder, such underwriter, or such controlling person in writing specifically for use in the preparation thereof; and

                  (2) the Holder shall indemnify and hold harmless the Company, any underwriter (as defined in the Securities Act) for the Company, and each person, if any, who controls the Company or such underwriter within the meaning of the Securities Act, from and against any and all loss, damage, liability, cost and expense to which the

Company or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact, which was provided to the Company by the Holder, contained in any registration statement filed by the Company , any prospectus or preliminary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that the Holder will not be liable in any such case to the extent that any such loss, damages, liability, cost, or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission so made in conformity with information furnished by the Company, such underwriter, or such controlling person in writing specifically for use in the preparation thereof.

      9. REPRESENTATIONS AND WARRANTIES OF HOLDER. Holder represents and warrants to Company as follows:

            (a) INVESTMENT INTENT; EXPERIENCE. The Holder is acquiring the Warrant, and any Common Stock obtainable upon conversion of the Warrant, for its own account and for investment purposes and not for sale or with a view to distribution of all or any part of such Warrant or the Common Stock issuable upon the conversion thereof. The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment. The Holder, by virtue of its business and financial expertise, has the capacity to protect its own interest in connection with the transaction, or has consulted with tax, financial, legal or business advisors as to the appropriateness of an investment in the Warrant and the Common Stock.

            (b) NO IMMEDIATE NEED FOR LIQUIDATION. The Holder is aware that there are legal and practical limits on the Holder's ability to sell or dispose of the securities, and therefore, that the Holder must bear the economic risk of the investment for an indefinite period of time.

            (c) EXEMPT TRANSACTION. The Holder understands that this Warrant and the Common Stock subject to the exercise of this Warrant being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws, and that the representations, Warranties, agreements, acknowledgements and understandings set forth herein are being relied upon by the Company in determining the applicability of such exemptions and the suitability of the Holder to acquire such securities.

      10.   MISCELLANEOUS PROVISIONS.

            (a) REPLACEMENT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

            (b) WARRANT AGENT. The Company, may, on written notice to the holder of this Warrant, appoint an agent for the purpose of issuing Common Stock or other securities upon the exercise of this Warrant and of replacing or exchanging this Warrant, and after that appointment any such issuance, replacement, or exchange shall be made by that agent.

            (c) NO RIGHTS AS SHAREHOLDER. No Holder of this Warrant, as such, shall be entitled to vote or receive dividends or be considered a shareholder of the Company for any purpose, nor shall anything in this Warrant be construed to confer on any Holder of this Warrant as such, any rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action, to receive notice of meeting of shareholders, to receive dividends or subscription rights or otherwise.

            (d) SALE; ASSIGNMENT. This Warrant may not be sold or assigned, in whole or in part, except as set forth in Article IV of the Stock Purchase which provisions are incorporated for all purposes by reference as thought set forth at length herein.

            (e) MODIFICATION. This Warrant and any of its terms may be changed, waived, or terminated only by a written instrument signed by the party against whom enforcement of that change, waiver, or termination is sought.

            (f) TITLES AND SUBTITLES. The titles and subtitles used in this Warrant are for convenience of reference only, and shall not be used in construing the rights and obligations of the parties to this Warrant.

            (g) GOVERNING LAW. This Warrant shall be governed by, construed, and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania, without regard to the conflict of law.

            (h) TERMINATION. This Warrant shall terminate upon November 16,
2006.

            (i) CONFLICTS. Any conflicts or inconsistencies between the terms of this Warrant and the provisions of the Stock Purchase Agreement shall be resolved in favor of the Stock Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the date first above written.


                                      DALECO RESOURCES CORPORATION

                                      /s/ Gary J. Novinskie
                                      ------------------------------------------

                                      By:   Gary J. Novinskie, President

                                   EXHIBIT ONE

                                  EXERCISE FORM

                (TO BE SIGNED ONLY UPON EXERCISE OF THE WARRANT)




TO:   DALECO RESOURCES CORPORATION:

The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by that Warrant for, and to purchase under that Warrant __________________________________ Shares of Common Stock of DALECO RESOURCES CORPORATION (the "Company") at an Exercise Price for the First Tranche $2.00 per share, Second Tranche at $2.50 per share and the Third Tranche at $3.00 per share. The undersigned hereby: makes payment of $_______________________ for those Shares;

And requests that the certificates for those Shares be issued in its name, and delivered to the following address:

                         Sumitomo Corporation of America
                                600 Third Avenue
                             New York, NY 10016-2001


----------------------------------  --------------------------------------------
Date                                Signature of _________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant.)

                                    Address:
                                    Sumitomo Corporation of America
                                    --------------------------------------------
                                    600 Third Avenue
                                    --------------------------------------------
                                    New York, NY 10016-2001
                                    --------------------------------------------